November 16, 2004

Securities and Exchange Commission
450 Fifth Street
Washington, D.C. 20549

RE: Banyan Corporation (Commission File Number 000-26065)

We have read the statements that Banyan Corporation included under Item 4.01 of the Form 8-K report it filed on November 10, 2004 regarding the recent change of auditors. With regard to dismissal we refer to our letter of October 22, 2004 which is attached. We agree with such statements made concerning our firm with regard to our reports on Banyan Corporation's financial statements. We have no basis to agree or disagree with other statements made under Item 4.01.

Gelfond Hochstadt Pangburn P.C. has not reported on financial statements for any subsequent interim periods after December 31, 2003.

Yours truly,

/s/ Gelfond Hochstadt Pangburn P.C.

Gelfond Hochstadt Pangburn P.C.

cc:	Mr. Michael J Gelmon Chief Executive Officer Banyan Corporation 1925 Century Park East, Suite 500 Los Angeles, California 90067

1610 Broadway • Suite 3000 • Denver, CO 80202
Ph: 303-831-5000 • Fax 303-831-5032 • www.ghpcpa.com

October 22, 2004

Board of Directors
Banyan Corporation
1925 Century Park East
Suite 500
Los Angeles, CA 90067

BY FAX AND CERTIFIED MAIL

Gentlemen:

We received a letter from Schwartz Levitsky Feldman llp dated October 13, 2004, in which they informed us that they have been asked to accept appointment as the auditor of Banyan Corporation. This caused us to review the SEC Edgar website, and we noted that Banyan Corporation filed a Form 10-QSBA on September 30, 2004. In this Form 10-QSBA under Item 5, it was disclosed that on September 1, 2004, Banyan Corporation appointed Hurley and Company, LLP as its new independent accountants replacing us. We were not previously informed of this Form 10-QSBA filing.

We have not been provided with a Form 8-K regarding a change in accountants; however based on the disclosure in the Form 10-QSBA discussed above, we consider the auditor relationship between Banyan Corporation and Gelfond Hochstadt Pangburn, P.C. to have terminated no later than September 1, 2004.

Sincerely,

/s/ Donald D. Pangburn

Donald D. Pangburn, CPA,
Director

cc:	Office of the Chief Accountant SECPS Letter File Mail Stop 11-3 Securities and Exchange Commission 450 Fifth Street, N.W. Washington, D.C. 20549 Fax: 202-942-9656

1600 Broadway • Suite 2500 • Denver, CO 80202 • 4925
Ph: (303) 831-5000 • Fax (303) 631-5032 • www.ghpcpa.com